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                                                                    EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-58433 of CenterPoint Energy, Inc. on Form S-3 of our report dated March 28, 2002, July 3, 2002, as to the effects of the restatement discussed in Note 1 (which expresses an unqualified opinion and includes explanatory paragraphs relating to the restatement described in Note 1 and the change in method of accounting for derivatives and hedging activities), appearing in Amendment No. 1 to the Annual Report on Form 10-K/A of Reliant Energy, Incorporated for the year ended December 31, 2001, and of our report dated March 28, 2002, appearing in the Annual Report on Form 10-K of CenterPoint Energy, Inc. for the year ended December 31, 2001, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.


DELOITTE & TOUCHE LLP


Houston, Texas
September 3, 2002